EXHIBIT 99.3

VETERINARY PET INSURANCE COMPANY
VETERINARY PET SERVICES, INC.

AMENDED AND RESTATED PLAN OF MERGER

THIS AMENDED AND RESTATED PLAN OF MERGER is entered into as of July 6, 2005 by and between Veterinary Pet Insurance Company, a California insurance corporation (“VPI”) and Veterinary Pet Services, Inc., a California corporation (“VPSI”). VPI and VPSI are hereinafter sometimes collectively referred to as the “Constituent Corporations.”

WHEREAS VPI was incorporated on September 17, 1981. Its current authorized capital stock consists of 1,000,000 shares of Common Stock, with a par value of $250.00 (the “VPI Common Stock”), of which 4,000 shares are issued and outstanding.

WHEREAS VPSI was incorporated on October 2, 1980. Its authorized capital stock consists of 50,000,000 shares of Common Stock, no par value (the “VPSI Common Stock”), of which 5,641,395 shares are issued and outstanding as of December 31, 2004.

WHEREAS the respective Boards of Directors of VPI and VPSI deem it advisable and to the advantage of each of the Constituent Corporations that VPSI merge with and into VPI with VPI as the survivor upon the terms and subject to the conditions set forth in this Amended and Restated Plan of Merger.

WHEREAS the Boards of Directors of each of the Constituent Corporations have approved this Amended and Restated Plan of Merger.

NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Amended and Restated Plan of Merger and do hereby agree that VPSI shall merge with and into VPI on the following terms, conditions and other provisions:

  Merger and Effective Time. At the Effective Time (as defined below), VPSI shall be merged with and into VPI (the “Merger”), and VPI shall be the surviving corporation of the Merger (the “Surviving Corporation”) (see Exhibit A attached hereto). The Merger shall become effective at 11:59 p.m. on the close of business on the date when all required documents are filed with the Secretary of State of the State of California (the “Effective Time”); provided, however, that the Effective Time shall not occur and the Merger shall not occur unless and until all regulatory approvals have been obtained by the Constituent Corporations.

  Effect of Merger. At the Effective Time, the separate corporate existence of VPSI shall cease; the corporate identity, existence, powers, rights and immunities of VPI as the Surviving Corporation shall continue unimpaired by the Merger; and VPI shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of VPSI, all without further act or deed, including, without limitation, full and complete ownership of all the stock of V.P.I. Services, Inc.

  Governing Documents. At the Effective Time, the Articles of Incorporation, as amended, and Bylaws of VPI in effect immediately prior to the Effective Time shall remain in effect and unchanged by virtue of the Merger.

  Directors and Officers. At the Effective Time, the directors of VPI shall remain the directors of VPI, and the officers of VPI shall remain the officers (holding the same offices) of VPI, and shall continue to serve in accordance with the Articles of Incorporation and Bylaws of VPI. For the sake of clarity, the following individuals are the directors of the Company, and serve on the following Committees of the Board of Directors, and hold the offices of the Company set forth opposite their respective names:

Directors: Michael D. Miller, R. Max Williamson, Gary L. Tiepelman, and David J. Lancer

Audit Committee Members: R. Max Williamson, Gary L. Tiepelman, and David J. Lancer

Investment Committee Members: Michael D. Miller, R. Max Williamson, and David J. Lancer

Officers:

James W. Carney Acting President and Chief Executive Officer
Michael D. Miller Principal Accounting Officer
Glenda J. Burton Secretary
Rebecca F. Lewis Vice President – Sales, Marketing and Business Development

  Conversion of Shares of VPSI. At the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, the shares of VPSI Common Stock issued and outstanding immediately prior thereto shall be converted into fully paid and nonassessable shares of VPI Common Stock in accordance with the Conversion Chart attached hereto as Exhibit B. Shares of VPI Common Stock issued in the Merger upon conversion of shares of VPSI Common Stock shall, by virtue of the Merger, continue to be subject to the same contractual restrictions on transfer, rights of repurchase, vesting and other provisions, if any, to the same extent as were applicable immediately prior to the Effective Time to the shares of VPSI Common Stock so converted. VPI intends to request that the DOI approve the issuance of 6,641,014 common shares to accommodate the exchange of VPSI shares for VPI shares. Accordingly, because more common shares of VPI shall be issued, the par value of each share of VPI common stock will be reduced proportionally as shown on the attached Conversion Chart. However, the aggregate par value of the VPI common shares shall remain at $1,000,000. Continuous employment with VPSI will be credited to holders of VPI Common Stock for purposes of determining the vesting of shares of VPI Common Stock subject to exercise under a converted VPSI option at the Effective Time.

  Cancellation of Shares of VPSI. At the Effective Time, by virtue of the Merger and without any further action on the part of the Constituent Corporations or their shareholders, all of the previously issued and outstanding shares of VPSI Common Stock that were issued and outstanding immediately prior to the Effective Time shall be automatically canceled and returned to the status of authorized but unissued shares.

  Stock Certificates. At and after the Effective Time, all of the outstanding certificates that, prior to that date, represented shares of VPSI Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of VPI Common Stock into which such shares of VPSI Common Stock are converted as provided herein. The registered owner on the books and records of VPSI of any such outstanding stock certificate for VPSI Common Stock shall, until such certificate is surrendered for transfer or otherwise accounted for to VPI or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of VPI Common Stock evidenced by such outstanding certificate as provided above.

  Assumption of Options and Warrants. At the Effective Time, all outstanding and unexercised portions of all options to purchase VPSI Common Stock under any existing VPSI stock purchase plans and all other outstanding options to purchase VPSI Common Stock (the “Existing Plans”), shall be assumed by VPI and become options to purchase shares of VPI Common Stock, pursuant to in accordance with the Conversion Chart attached hereto as Exhibit B, and shall have the same term, exercisability, vesting schedule, status as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), if applicable, and all other material terms and conditions (including but not limited to the terms and conditions applicable to such options by virtue of the Existing Plans). Continuous employment with VPSI will be credited to an optionee for purposes of determining the vesting of the number of shares of VPI Common Stock subject to exercise under an assumed VPSI option at the Effective Time. Additionally, at the Effective Time, all outstanding and unexercised portions of all warrants to purchase or acquire VPSI Common Stock shall be assumed by VPI and become warrants to purchase or acquire shares of VPI Common Stock, pursuant to and in accordance with the Conversion Chart attached hereto as Exhibit B.

  Fractional Shares. Fractional shares of VPI Common Stock will not be issued in connection with the Merger.

  Employee Benefit Plans. At the Effective Time, the obligations of VPSI under or with respect to every plan, trust, program and benefit then in effect or administered by VPSI for the benefit of the directors, officers and employees of VPSI shall become the lawful obligations of VPI and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, VPI hereby expressly adopts and assumes all obligations of VPSI under such employee benefit plans.

  Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of VPSI such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of VPSI, and otherwise to carry out the purposes of this Plan of Merger. The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of VPSI, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

  Abandonment. At any time before the Effective Time, this Plan of Merger may be terminated and the Merger abandoned by the Board of Directors of either VPI or VPSI.

  Amendment. At any time before the Effective Time, this Plan of Merger may be amended, modified or supplemented by the mutual agreement of the Boards of Directors of the Constituent Corporations.

  Tax-Free Reorganization. The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a)(1)(F) of the Code.

  Governing Law. This Plan of Merger shall be governed by and construed under the laws of the State of California.

  Counterparts. This Plan of Merger may be executed in two counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, VPSI and VPI have caused this Agreement to be signed by their duly authorized representatives, all as of the date first written above.
VETERINARY PET SERVICES, INC.

/s/ REBECCA F. LEWIS _______________________________ Rebecca F. Lewis, Vice President
VETERINARY PET INSURANCE COMPANY

/s/ JAMES W. CARNEY _______________________________ James W. Carney, Acting President and Chief Executive Officer

EXHIBIT A

EXHIBIT A

Company structure prior to the Merger:

Group of
Approximately 1,000
Veterinary Pet Services,
Inc.
V.P.I. Services,
Inc.
Veterinary Pet
Insurance
Company
DVM Insurance
Agency

Company structure after the Merger:

Group of
Approximately 1,000
Veterinary Pet
Insurance Company
V.P.I. Services,
Inc
DVM Insurance
Agency

EXHIBIT B

CONVERSION CHART

PRE MERGER

	VPSI	VPI
Authorized Shares	50,000,000	1,000,000
Par Value	None	$ 250
Issued Shares	5,641,395	4,000
Options Outstanding	929,422	None
Warrants Outstanding	70,197	None
Fully-Diluted Common Shares	6,641,014	4,000

MERGER
			Conversion
	VPSI		Factor	VPI
Issued Shares	5,641,395		1 for 1	5,641,395
Par Value	None		N/A	$ 0.1772611
				($1,000,000 in
				the aggregate)
Exercisable Options	929,422		1 for 1	929,422
Exercisable Warrants	70,197		1 for 1	70,197
Fully-Diluted Common Shares	6,641, 01	4	1 for 1	6,641, 014

POST MERGER
VPI
Authorized Shares	10,000,000
Par Value	$ 0.1772611
($1,000,000 in the aggregate)

Issued Shares	5,641,395
Options Outstanding	929,422
Warrants Outstanding	70,197
Fully-Diluted Common Shares	6,641, 014